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                                                                EXHIBIT 10(p)(7)

                          RELIANT ENERGY, INCORPORATED
                   1994 LONG-TERM INCENTIVE COMPENSATION PLAN

              (As Amended and Restated Effective January 1, 2001)
                                First Amendment

                  Reliant Energy, Incorporated, a Texas corporation (the "Company"), having established the Reliant Energy, Incorporated 1994 Long-Term Incentive Compensation Plan, as amended and restated effective January 1, 2001 (the "Plan"), and having reserved the right under Section 11.1 thereof to amend the Plan, does hereby amend the Plan, effective as of the dates specified herein, as follows:

         1. Effective as of August 31, 2002, the Plan is hereby amended to provide that all references to "Reliant Energy, Incorporated" are deleted and replaced in lieu thereof with "CenterPoint Energy, Inc." and the definition of "Company" in Section 2.1(e) of the Plan is hereby amended to read as follows:

                  "(e) `Company' means CenterPoint Energy, Inc., a Texas corporation, and any successor thereto."

         2. Effective as of October 2, 2002, the Plan is hereby renamed the CenterPoint Energy, Inc. 1994 Long-Term Incentive Compensation Plan, with all related references in the Plan amended accordingly, and the definition of "Plan" in Section 2.1(r) of the Plan is hereby amended to read as follows:

                  "(r) `Plan' means the CenterPoint Energy, Inc. 1994 Long-Term Incentive Compensation Plan, as set forth herein and as from time to time amended."

         3. Effective as of December 1, 2003, Section 8.1(d) of the Plan is hereby amended by changing the heading to "Transferability of Options:" and by adding the following new sentence to the end thereof:

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         "The foregoing notwithstanding, an Option granted under this Plan shall become transferable by the Key Employee upon or after his termination of employment with the Company, to the extent the Option is vested and exercisable at the time of such transfer, if (i) the former Key
         Employee assumes an office or position with a federal, state or local government or agency or instrumentality thereof (whether by employment, appointment or election, and whether legislative, executive, judicial or administrative) and (ii) following written request to the Committee identifying the office or position and the basis for the requested determination, the Committee determines, in its sole discretion, that by reason of the former Key Employee's holding of such office or position, the holding of such Option, the exercise thereof or the acquisition, holding or voting of the Common Stock issuable upon exercise thereof is, or is likely to, (x) be prohibited or restricted by law, regulation or order, or (y) give rise to or result in an actual or potential conflict of interest, disqualification or similar impediment in or to the exercise of the duties and responsibilities of such office or position."

                  IN WITNESS WHEREOF, CenterPoint Energy, Inc. has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 1st day of December, 2003, but effective as of the dates specified above.

                                      CENTERPOINT ENERGY, INC.

                                      By: /s/ David M. McClanahan
                                          -------------------------------
                                          David M. McClanahan
                                          President and Chief Executive Officer

ATTEST:

/s/ Richard B. Dauphin
------------------------
Assistant Secretary

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